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                                                   SCHEDULE 2

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Country/                                                    Country/
Market              Subcustodian(s)                         Market            Subcustodian(s)
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
Argentina          BankBoston, N.A.                         Hungary           Citibank Budapest Rt.
Australia          Conunonwealth Bank of Australia/         Iceland           Landsbanki Islands
                   National Australia Bank Limited
Austria            Bank Austria AG                          India             HSBC/ Deutsche Bank AG
Bahrain            HSBC Bank Middle East                    Indonesia         HSBC
Bangladesh         Standard Chartered Bank
Belgium            Banque Bruxelles Lambert                 Ireland           Allied Irish Banks, plc
Bermuda            Bank of Bermuda Limited                  Israel            Bank Leumi LE - Israel B.M.
                                                            Italy             Banca Commerciale Italiana/ Paribas
Botswana           Stanbic Bank Botswana Limited
Brazil             BankBoston, N.A.                         Ivory Coast       Societe Geneale de Banque en Cete d'Ivoire
Bulgaria           ING Bank
                                                            Jamaica           CIBC Trust & Merchant Bank Jamaica Ltd
Canada             Royal Bank of Canada
Chile              BankBoston, N.A.                         Japan             The Bank of Tokyo-Mitsubishi Limited/
China              Standard Chartered Bank                                    The Fuji Bank, Limited
Colombia           Cititrust Colombia S.A.                  Jordan            HSBC Bank Middle East
                                                            Kazakhstan        ABN/AMRO
Costa Rica         Banco BCT                                Kenya             Stanbic Bank Kenya Limited
Croatia            Pfivredna Banka Zagreb d.d.              Latvia            Hansabanka Limited
Cyprus             Bank of Cyprus                           Lebanon           HSBC Bank Middle East
Czech Republic     Ceskoslovenska Obchodni Banka A.S.       Lithuania         Vilniaus Bankas
Denmark            Den Danske Bank                          Luxembourg        Banque et Caisse d'Epargne de I'Etat
                                                            Malaysia          Hongkong Bank Malaysia Berhad
EASDAQ             Banque Bruxelles Lambert                 Malta             HSBC Bank Malta p.I.c.
Ecuador            Citibank, N.A.                           Mauritius         HSBC
Egypt              Citibank, N.A.
Estonia            Hansabank Limited.
Euromarket         CedelBank                                Mexico            Banco Nacional de Mexico
Euromarket         Euroclear                                Morocco           Banque Commerciale du Maroc
Finland            Merita Bank plc                          Namibia           Stanbic Bank Namibia Limited
France             Paribas                                  Netherlands       MeesPierson
                                                            New Zealand       Australia and New Zealand Banking Group
Germany            Dresdner Bank AG
Ghana              Barclays Bank plc                        Nigeria           Stanbic Merchant Bank Nigeria Limited
Greece             Paribas                                  Norway            Den norske Bank ASA
                                                            Oman              HSBC Bank Middle East
Hong Kong          HSBC
                                                            Pakistan          Standard Chartered Bank
                                                            Panama            BankBoston, N.A.
Portugal           Banco Comercial Portugues                Peru              Citibank, N.A.
                                                            Philippines       HSBC
Romania            ING Bank                                 Poland            Bank Handlowy W Warszawie S.A
Russia             Vneshtorgbank (Min Fin Bonds only)/
                   Credit Suisse First Boston AO            Switzerland       Union Bank of Switzerland/
                                                                              Credit Suisse First Boston
Singapore          United Overseas Bank Limited/            Taiwan            HSBC
                   The Development Bank of Singapore Ltd
Slovakia           Ceskoslovenska Obchodni Banka, a.s       Thailand          Standard Chartered Bank/
Slovenia           Bank Austria Creditsanstalt D.D., Ljubljana                Bangkok Bank Public Company Limited
                                                            Trinidad & Tobago Republic Bank Limited
South Africa       The Standard Bank of South Africa        Tunisia           Banque Internationale Arabe de Tunisie
                   Limited
                                                            Turkey            Osmanli Bankasi A.S. (Ottoman Bank)
South Korea         Standard Chartered Bank                 Ukraine           ING Bank
Spain               Banco Bilbao Vizcaya                    United Kingdom    The Bank of New York/
Sri Lanka           Standard Chartered Bank                                   First Chicago Clearing Center
Swaziland           Stanbic Bank Swaziland Limited          United States     The Bank of New York
Sweden              Skandinaviska Enskilda Banken           Uruguay           BankBoston, N.A.
                                                            Venezuela         Citibank, N.A.
                                                            Zambia            Stanbic Bank Zambia Limited
                                                            Zimbabwe          Stanbic Bank Zimbabwe Limited
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